UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2020

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2019, on September 18, 2019, the stockholders of U.S. Gold Corp. (the “Company”) approved at its annual meeting of stockholders a proposal to authorize the board of directors of the Company (the “Board”), in its discretion but prior to September 18, 2020, to amend the Articles of Incorporation of the Company (the “Articles of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-10, such ratio to be determined by the Board.

On March 17, 2020, the Board approved a 1-for-10 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), and on March 18, 2020, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles of Incorporation (the “Certificate Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 5:00 p.m. Eastern Time on March 19, 2020 (the “Effective Time”), and the Company’s common stock began trading on a split-adjusted basis when the market opened on March 20, 2020.

When the Reverse Stock Split became effective, every 10 shares of the Company’s issued and outstanding common stock (and such shares held in treasury) were automatically converted into one share of common stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share conversion and exercise prices and the numbers of shares issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise of all outstanding stock options and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. The number of shares of common stock issuable upon exercise or vesting of outstanding stock options and other equity awards outstanding under the Company’s long-term incentive plans will be rounded down to the nearest while share and the per share exercise price resulting from any adjustment will be rounded up to the nearest whole cent. No fractional shares will be issued following the reverse stock split. Instead, stockholders who otherwise would be entitled to receive a fractional share of common stock as a consequence of the reverse stock split will, upon surrender to the Company’s transfer agent of the certificates representing such fractional shares, be entitled to receive cash in an amount equal to the product obtained by multiplying: (i) the closing sale price of the Company’s common stock on the business day immediately preceding the Effective Time as reported on the NASDAQ Stock Market by (ii) the number of shares of Company’s common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest as a result of the Reverse Stock Split to such stockholder of record at the Effective Time.

The Company’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “USAU.” The new CUSIP number for common stock following the Reverse Stock Split is 90291C 201.

Equity Stock Transfer, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 15, 2019 (the “Annual Meeting Proxy”), the relevant portions of which are incorporated herein by reference. A copy of the Certificate Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On March 19, 2020, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Articles of Incorporation of U.S. Gold Corp.

99.1	Press release, dated March 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2020	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr
Edward M. Karr, Chief Executive Officer